Exhibit 99.1

MICT Closes Acquisition of Global Fintech Holdings with $15 Million in Committed Funding

MICT plans to execute on accretive business opportunities to grow both its fintech and telematics businesses

MONTVALE, N.J., July 1, 2020 /PRNewswire/ -- MICT, Inc. (Nasdaq: MICT) (the "Company") announced today that it has completed the acquisition of a wholly-owned subsidiary of Global Fintech Holdings Ltd. ("GFH") for approximately $25 million in convertible securities. In connection with the previously announced private placement of convertible promissory notes, MICT has also received commitments to purchase the full $15 million of such notes. Upon stockholder approval, both the securities issued as merger consideration and the promissory notes issued in the private placement will be convertible into shares of MICT common stock at a conversion price of $1.10 per share.

“Our acquisition of GFH is a transformative milestone which we believe will springboard our future revenue and earnings growth and positively impact stockholder value. We have created a global platform to organically, and through further accretive acquisitions, grow both our fintech and telematics businesses. We are incredibly excited about the future of our company and are eager to execute on a pipeline of significant business opportunities available to us. We anticipate updating our shareholders of these new significant developments in the coming weeks and months.”

“Finally, I would like to thank our employees and stockholders for their continued support throughout the acquisition process.” stated MICT CEO Darren Mercer

About MICT, Inc.

MICT, Inc. (NasdaqCM: MICT) operates through its subsidiaries, Global Fintech Holdings Intermediate Ltd ("GFH") and Micronet Ltd. ("Micronet"). GFH’s versatile proprietary trading technology platform is designed to serve a large number of high growth sectors in the global fintech space. Primary areas of focus include online brokerage for equities trading and sales of insurance products in several high-growth foreign markets including Asia where GFH owns a substantial propriety database of users. Micronet operates in the growing commercial Mobile Resource Management (MRM) market, mainly in the United States. Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments.

Forward Looking Statements

Note: This press release may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, general economic and business conditions; competition in the accessories markets, potential changes in customer spending; acceptance of product offerings and designs; the variability of consumer spending resulting from changes in domestic economic activity; any significant variations between actual amounts and the amounts estimated for those matters identified as critical accounting estimates, as well as other significant accounting estimates made in the preparation of financial statements; as well as geopolitical concerns. Accordingly, actual results may differ materially from such forward-looking statements. You are urged to consider all such factors. Any forward-looking statements relating to the transaction discussed above are based on our current expectations, assumptions, estimates and projections and involve significant risks and uncertainties, including the many variables that may impact or are related to consummation of the transaction, SEC regulatory review of our filings related to the transaction and the continuing determination of MICT's board of directors that the transaction is in the best interests of all stockholders. MICT and GFH assume no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

Non-Solicitation

MICT and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of MICT's stockholders to be held to approve certain matters relating to the transactions described in this press release. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of MICT's stockholders will be set forth in the proxy statement when it is filed with the SEC. You can find information about MICT's executive officers and directors in its Annual Report on Form 10-K, which was filed with the SEC on February 19, 2020. You can obtain free copies of these documents from MICT using the contact information below.

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the transactions described herein and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of MICT or Global Fintech Holdings, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

For further information, please contact:

MICT, Inc.

info@mict-inc.com

+1 (201) 225-0190